Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Black Creek Industrial REIT IV Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Statement”) of the Dallas Infill Industrial Portfolio (the “Properties”) for the year ended December 31, 2018 and the related notes to the Statement.
Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the Statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Properties for the year ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.
Basis of Accounting
As described in Note 2 to the Statement, the Statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Black Creek Industrial REIT IV Inc. and is not intended to be a complete presentation of the Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Plante Moran, PLLC
August 19, 2019
Denver, Colorado

DALLAS INFILL INDUSTRIAL PORTFOLIO
STATEMENT OF REVENUES AND CERTAIN EXPENSES

(in thousands)	For the Three Months Ended March 31, 2019	For the Year Ended December 31, 2018
	(unaudited)
Revenues:
Rental revenues	$1,833	$7,085
Total revenues	1,833	7,085
Certain expenses:
Real estate taxes	455	1,282
Operating expenses	106	690
Insurance	19	76
Management fees	37	179
Total certain expenses	617	2,227
Excess of revenues over certain expenses	$1,216	$4,858

The accompanying notes are an integral part of these financial statements.

DALLAS INFILL INDUSTRIAL PORTFOLIO
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 2019 (UNAUDITED) AND FOR
THE YEAR ENDED DECEMBER 31, 2018
1. Basis of Presentation
On June 28, 2019, Black Creek Industrial REIT IV Inc. (the “Company”), through its wholly-owned subsidiaries, acquired a 100% fee interest in five industrial buildings totaling approximately 1.4 million square feet on approximately 71.1 acres (the “Dallas Infill Industrial Portfolio”). The Dallas Infill Industrial Portfolio is located in the Dallas market and, as of the acquisition date, was 98.3% occupied by 15 customers with a weighted-average remaining lease term (based on square feet) of approximately 3.5 years. The total purchase price was approximately $115.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering and assuming mortgage note borrowings as part of this transaction.
The accompanying statement of revenues and certain expenses relates to the Dallas Infill Industrial Portfolio and has been prepared pursuant to Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “SEC”), promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Dallas Infill Industrial Portfolio, have been excluded. Such items include depreciation and amortization, amortization of above- and below-market leases, interest, and other administrative costs. Management is not aware of any material factors relating to the Dallas Infill Industrial Portfolio, other than those already described above, that would cause the reported financial information included herein to not be necessarily indicative of future operating results.
The statement of revenues and certain expenses for the three months ended March 31, 2019 (unaudited) and for the year ended December 31, 2018 reflect all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of the interim period. The results of the interim period are not necessarily indicative of the expected results for the entire fiscal year.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
Rental revenue is recognized on a straight-line basis over the terms of the lease agreements. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as a component of straight-line rent. The straight-line rent adjustment for minimum rents increased base contractual rental revenue by approximately $0.1 million for the three months ended March 31, 2019 (unaudited) and $0.4 million for the year ended December 31, 2018.
Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue and recorded on a gross basis in rental revenues in the period the applicable expenses are incurred.

3. Minimum Future Lease Rentals
Future minimum base rental payments, which equal the cash basis of monthly contractual rent, owed to the Company from its customers under the terms of the non-cancelable operating lease in place as of December 31, 2018, excluding rental revenues from the potential renewal or replacement of existing future leases and from customer reimbursement revenue, were as follows for the next five years and thereafter:

(in thousands)	Amount
2019	$5,283
2020	5,228
2021	4,039
2022	3,625
2023	1,697
Thereafter	3,525
Total	$23,397
4. Tenant Concentrations
As of December 31, 2018, the Dallas Infill Industrial Portfolio was 98.3% occupied. The following table summarizes those customers that accounted for more than 10% of total rental revenues for the year ended December 31, 2018:

Customer	Lease Expiration	% of Total Rental Revenues
Automotive Parts Distribution International, LLC	December 2022	24%
Cardone Industries, Inc.	March 2021	21%
Total Sweeteners, Inc.	August 2024	10%
5. Subsequent Events
Management has evaluated the events and transactions that have occurred through August 19, 2019, the date on which the statement of revenues and certain expenses was issued, and noted no items requiring adjustment to the statement or additional disclosures.

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